DATA
                                      ----


PART A - THIS PART LISTS YOUR PERSONAL DATA
------

OWNER:          John Doe            Age:45           Sex: Male

ANNUITANT:      John Doe

                Age: 60             Sex: Male

CERTIFICATE NUMBER:         XXXX

 ENDORSEMENTS ATTACHED:  [Endorsement Applicable to IRA Certificates]
                         [Endorsement Applicable to Roth IRA Certificates] [Endorsement Applicable to Non-Qualified Certificates] Endorsement Applicable to Market Value Adjustment Terms

CONTRACT:       GROUP ANNUITY CONTRACT NO. [AC6725] [AC6727]

 ISSUE DATE:       March 8, 1999

 CONTRACT DATE:     March 8, 1999

ANNUITY COMMENCEMENT DATE: March 8, 2017

 THE MAXIMUM MATURITY AGE IS AGE 90 - SEE SECTION 7.03

BENEFICIARY:    Jane Doe

DATA PAGES (CONT'D.)

PART B - THIS PART LISTS THE CERTIFICATE TERMS WHICH AFFECT THE TYPE OF
------   CERTIFICATE YOU HAVE.

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION PERCENTAGE (UNTIL CHANGED) IS ALSO SHOWN:

         INVESTMENT OPTION*                                  ALLOCATION AMOUNT**
         ------------------                                  -------------------

         o        ALLIANCE MONEY MARKET                             $5,000
         o        ALLIANCE HIGH YIELD
         o        ALLIANCE COMMON STOCK
         o        ALLIANCE AGGRESSIVE STOCK
         o        ALLIANCE SMALL CAP GROWTH
         o        EQ/ALLIANCE PREMIER GROWTH
         o        BT EQUITY 500 INDEX
         o        BT SMALL COMPANY INDEX
         o        BT INTERNATIONAL EQIUTY INDEX
         o        CAPITAL GUARDIAN U.S. EQUITY
         o        CAPITAL GUARDIAN RESEARCH
         o        CAPITAL GUARDIAN INTERNATIONAL
         o        EQ/EVERGREEN
         o        EQ/EVERGREEN FOUNDATION
         o        JPM CORE BOND
         o        LAZARD LARGE CAP VALUE
         o        LAZARD SMALL CAP VALUE
         o        MFS GROWTH WITH INCOME
         o        MFS RESEARCH
         o        MFS EMERGING GROWTH COMPANIES
         o        MERRILL LYNCH BASIC VALUE EQUITY
         o        MERRILL LYNCH WORLD STRATEGY
         o        MORGAN STANLEY EMERGING MARKETS EQUITY
         o        EQ/PUTNAM GROWTH & INCOME VALUE
         o        EQ/PUTNAM INVESTORS GROWTH
         o        EQ/PUTNAM INTERNATIONAL EQUITY
         o        GUARANTEE PERIODS
                       EXPIRATION DATE AND GUARANTEED RATE
                       February 15, 2000
                       February 15, 2001
                       February 15, 2002
                       February 15, 2003
                       February 15, 2004
                       February 15, 2005
                       February 15, 2006
                       February 15, 2007
                       February 15, 2008
                       February 15, 2009

                                                             -------------
                                                             TOTAL: $5,000

         *INVESTMENT OPTIONS SHOWN ARE INVESTMENT FUNDS OF OUR SEPARATE
            ACCOUNT 49, EXCEPT THE GUARANTEED PERIOD ACCOUNT WHICH IS SEPARATE ACCOUNT NO. 46.
         **SEE SECTION 3.01



No. 94ICA/B -                                                Data Page 2EDI 6/99

BUSINESS DAY (SEE SECTION 1.05):

A Business Day for this Certificate will mean any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20):

A Processing Date is the last Business Day of each Contract Year.

CONTRIBUTION LIMITS (SEE SECTION 3.02):

APPLICABLE TO IRA CERTIFICATES

In addition to the maximum limits set by law as described in the Endorsement Applicable to IRA Certificates, we may refuse to accept any Contribution that is less than $50. If the Automatic Investment Program (AIP) is elected at application then the minimum contribution amount is $20.

APPLICABLE TO ROLLOVER IRA CERTIFICATES ONLY

The only Contributions permitted are those which are "rollover contributions" as defined in the Endorsement. The minimum Contribution is $50. If the Automatic Investment Program (AIP) is elected at application then the initial minimum contribution amount is $20.

APPLICABLE TO NON-QUALIFIED CERTIFICATES

Initial Contribution minimum $50. If the Automatic Investment Program (AIP) is elected at application then the initial minimum contribution amount is $20. $250 for pre-authorized bank check.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): $300 or the Annuity Account Value if less or see Endorsement Applicable to Market Value Adjustment Terms.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02(A)): $500.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01); SUBJECT TO THE TERMS, IF ANY, IN THE ENDORSEMENT CONCERNING A SUCCESSOR ANNUITANT/OWNER.

     The Annuity Account Value or, if greater, the sum of all Contributions made, less
     (a)   any tax charge that applies and
     (b) the sum of all prior withdrawals and associated withdrawal charges, if any


No. 94ICA/B -                                                Data Page 3EDI 6/99

NORMAL FORM OF ANNUITY (SEE SECTION 7.02):

         Joint and Survivor Annuity Form or Life Period Certain Annuity Form or Life Annuity Form or any other form of payment that may be available as per Equitable's rules at the time.

MINIMUM AMOUNT TO BE APPLIED FOR AN ANNUITY (SEE SECTION 7.06):

         $2,000, as well as minimum of $20 for initial monthly annuity payment.

INTEREST RATE TO BE APPLIED OR MISSTATEMENT OF AGE OR SEX (SEE SECTION 7.06):

         6% per year.

WITHDRAWAL CHARGE (SEE SECTION 8.01):

An applicable Withdrawal Charge will be imposed as a percentage of each Contribution paid to the extent that (i) any withdrawals during a Contract Year that exceeds the Free Corridor Amount as discussed in Section 8.01 or, (ii) the Certificate is surrendered to receive the Cash Value. We determine the Withdrawal Charge separately for each Contribution in accordance with the following table :

          Contract Year                          Maximum Percentage
          -------------                          ------------------
                                                 Of Contributions
                                                 ------------------

               1                                 7.00%
               2                                 6.00%
               3                                 5.00%
               4                                 4.00%
               5                                 3.00%
               6                                 2.00%
               7                                 1.00%
               8 and later                       0.00%


The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Premium withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1".

FREE CORRIDOR AMOUNT (SEE SECTION 8.01):

    10% of Annuity Account Value as of the Transaction Date minus withdrawals made in current Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.


No. 94ICA/B -                                                Data Page 4EDI 6/99

NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS, EACH OF WHICH OCCURS AFTER THE CONTRACT DATE:

     (1) the Annuitant dies and a death benefit is payable to the beneficiary.
      (2) the receipt by us of a properly completed election form providing for the Annuity Account Value to be used to buy a life annuity as described in Section 7.02.

We also reserve the right to reduce or waive the Withdrawal Charge if the Annuity Account Value is transferred to another annuity with the Equitable.

ADMINISTRATIVE AND OTHER CHARGES (SEE SECTION 8.02):

            The lesser of $30 or 2% of the Annuity Account Value for the first two Contract Years and $30 for each Contract Year thereafter. This amount may be increased to a maximum of $65 in accordance with
            Section 8.02.

            No Administrative Charge will apply if the Annuity Account Value is more than $20,000 for IRAs or is more than $25,000 for NQ and QP.

            The Administrative Charges will be deducted on a pro-rata basis among Investment Options. Also, the charges will be prorated for the Contract Year or portion thereof in which the Contract Date occurs or in which the Annuity Account Value is withdrawn or applied to provide an Annuity Benefit or death benefit.

The amount applied to provide an Annuity Benefit may also be reduced by an administrative charge and/ or a charge for any taxes which apply on annuity purchase payments.

We have the right to reduce or waive charges and to change the amount of the charges with respect to future Contributions. We will provide advance notice of any such change.

NUMBER OF FREE TRANSFERS IN A CONTRACT YEAR (SEE SECTION 8.03):
Unlimited

DAILY SEPARATE ACCOUNT CHARGE (SEE SECTION 8.04):

     0.95%; this is subject to change as described in Sections 8.04 and 8.05, subject to a maximum of 2.00%. This charge is for financial accounting and for death benefits, mortality risk, expenses and expense risk that we assume. In addition to this daily charge, investment advisory fee charges and other charges of the specified trust or investment company shall apply to assets of the Investment Funds.


No. 94ICA/B -                                                Data Page 5EDI 6/99

PART C - THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE TO
------   MARKET VALUE ADJUSTMENT TERMS ENDORSEMENT (MVA ENDORSEMENT)

ALLOCATION RESTRICTIONS (SEE SECTION 3.01):

If the Annuitant is age 76 or older, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT):

If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT):

The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all of the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

TRANSFER RULES (SEE SECTION 4.02):

Transfers may not be made to a Guarantee Period maturing in the current calendar year. Guarantee Periods to which transfers may be made are limited based on the attained age of the Annuitant (see Allocation Restrictions above).

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT):

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

SEPARATE ACCOUNT (SEE ITEM 5 OF MVA ENDORSEMENT): The portion of the assets of Separate Account No. 46 equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.


No. 94ICA/B -                                                Data Page 6EDI 6/99